EXHIBIT 99.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

            AMENDMENT, dated as of July 28, 1998, to the Rights Agreement, dated as of January 1, 1992 (the "Rights Agreement"), between BetzDearborn Inc., a Pennsylvania corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), which restates the Rights Agreement, dated as of September 8, 1988, between the Company and Mellon Bank
(East) N.A., as Rights Agent.

            WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof; and

            WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

            NOW, THEREFORE, In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

                   1. The definition of "Acquiring Person" contained in Section 1(a) of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such Section:

                   Notwithstanding the foregoing, neither Hercules Incorporated, a Delaware corporation ("Hercules"), nor Water Acquisition Co., a Pennsylvania corporation ("Merger Sub") shall be deemed to be an "Acquiring Person" to the extent of the acquisition by Hercules or Merger Sub of Common Shares, par value $.10 per share, of the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and among the Company, Hercules and Merger Sub, as such agreement may be amended from time to time, including, without limitation, pursuant to the consummation of the "Merger" as defined therein and the other transactions contemplated thereby or as a result of Hercules and Merger Sub's entering into the Merger Agreement with the Company.


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                   2. The definition of "Triggering Event" contained in Section
1(m) of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such Section:

                   Notwithstanding the foregoing, the acquisition by Hercules or
            Merger Sub of Common Shares pursuant to the terms of the Merger Agreement, including, without limitation, pursuant to the consummation of the "Merger" as defined therein, the consummation of the transactions contemplated by the Merger Agreement and the execution by Hercules and Merger Sub of the Merger Agreement with the Company shall not in any case be deemed to be a "Triggering Event."

                   3. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

                   4. This Amendment to the Rights Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth.

                   5. This Amendment to the Rights Agreement may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

                   6. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                   7. If any term, provision, covenant or restriction of this Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest                                  BETZDEARBORN INC.

By: /s/ Linda R. Hansen                 By: /s/ William R. Cook

   Secretary                               Chairman of the Board and Chief
                                           Executive Officer

Countersigned

American Stock Transfer & Trust Company

By: /s/ George Karfunkel
   [Title] Senior Vice President


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